AGREEMENT

THIS AGREEMENT (this "Agreement"), dated as of March 2, 2020 (the "Effective Date"), is entered into by and among MVB BANK, INC., a West Virginia corporation ("MVB"), POTOMAC MORTGAGE GROUP, INC., a Virginia corporation (d/b/a MVB Mortgage) ("PMG"), INTERCOASTAL MORTGAGE COMPANY, a Virginia corporation, ("Intercoastal"), H. Edward Dean, III, an individual residing in the Commonwealth of Virginia ("Ed"), Tom Pyne, an individual residing in the Commonwealth of Virginia ("Tom"), and Peter Cameron, an individual residing in the Commonwealth of Virginia ("Pete"). MVB, PMG, Intercoastal, Ed, Tom, and Pete may each be referred to individually as a "Party" or collectively as the "Parties."

RECITALS

WHEREAS, PMG and Intercoastal are both engaged in the business of providing mortgage origination services;

WHEREAS, PMG is a wholly-owned subsidiary of MVB;

WHEREAS, the Parties desire to cause the combination of PMG and Intercoastal's businesses upon the terms and conditions stated in this Agreement;

WHEREAS, subject to the satisfaction of certain conditions precedent stated in this Agreement, (i) Intercoastal shall convert to Intercoastal Mortgage Company, LLC, a Virginia limited liability company ("Intercoastal LLC"); (ii) PMG shall contribute all assets and certain liabilities associated with its mortgage operations to Intercoastal LLC as a capital contribution in accordance with the terms and conditions of a contribution agreement that have been substantially approved by the Parties (the "Contribution Agreement"); (iii) Ed, Tom, and Pete shall make capital contributions to Intercoastal LLC; and (iv) Intercoastal LLC shall admit PMG, Ed, Tom, and Pete as members of Intercoastal LLC subject to the terms and conditions of an operating agreement the terms of which have been substantially approved by the Parties (the "Operating Agreement"); and

WHEREAS, the Parties desire to set forth the terms and conditions upon which they will cause the conversion of Intercoastal, and execute the Contribution Agreement and the Operating Agreement.

NOW, THEREFORE, for good and valuable consideration, including actions of each Party in reliance hereon, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Conversion; Contribution. On the Closing Date (as defined in Section 3), (i) Intercoastal will convert to Intercoastal LLC, (ii) MVB, PMG, Intercoastal, and Intercoastal LLC's controlling member ("Investment") will execute the Contribution Agreement; (iii) MVB and PMG will contribute the mortgage assets and liabilities to Intercoastal LLC, (iv) Ed, Tom, and Pete shall make capital contributions to Intercoastal LLC, (v) Intercoastal LLC shall admit PMG, Ed, Tom, and Pete as members of Intercoastal LLC, (vi) PMG, Investment, Ed, Tom, and Pete will execute the Operating Agreement, and (vii) the Parties will execute the other instruments contemplated by the Contribution Agreement and the Operating Agreement.

2. Conditions Precedent To Obligations.

2.1 The obligation of Intercoastal to perform the covenants and obligations to be performed by it on or after the Closing Date shall be subject to satisfaction or waiver of each of the following conditions as of the Closing Date:

(a) The representations and warranties made by MVB and PMG in this Agreement and the Contribution Agreement shall be true and correct in all material respects on and as of the Closing Date, and the other Parties shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by each Party on or before the Closing Date.

(b) The Parties final approval of only substantive changes to the terms of the Contribution Agreement, Operating Agreement and other transaction documents that have been substantially approved by the Parties as of the date of this Agreement, and the completion of the required schedules to such transaction documents; provided that Intercoastal's approval of such substantive changes and schedules shall not to be unreasonably withheld if the schedules are consistent with the most recent balance sheet delivered by the Parties.

(c) Intercoastal and PMG shall have received the necessary regulatory approvals from all applicable governmental authorities to allow a combined entity to operate as a mortgage origination provider in the jurisdictions in which Intercoastal and PMG operate at the time of this Agreement.

(d) MVB shall have approved a line of credit to Intercoastal LLC for an amount not to exceed their maximum lending limit under applicable law (the "Credit Line"). The Credit Line shall be governed by a commercial lending agreement between MVB and Intercoastal LLC, which shall (i) provide for a term of no less than five (5) years; (ii) accrue interest at the Fed Funds Rate +200; and (iii) expressly permit the funding of construction loans; provided that, (A) MVB may elect to decrease the available size of the Credit Line after five (5) years; or (B) the board of managers of Intercoastal LLC may unanimously vote to decrease the available amount of the Credit Line if the balance is not necessary for the continued operations of Intercoastal LLC, or if Intercoastal LLC has obtained other funding sources. On or prior to Closing, MVB shall use commercially reasonable efforts to arrange participation from other lenders to provide additional lines of credit to Intercoastal LLC on the same or substantially similar terms as the Credit Line.

(e) On or prior to the Closing, MVB and Intercoastal LLC shall enter into a mutually agreeable loan purchase agreement (the "Loan Purchase Agreement"), whereby MVB shall purchase construction and portfolio loans on a monthly basis from Intercoastal LLC for a period not less than five (5) years after Closing. The purchase by MVB of outstanding loan balances of such loans shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000). The purchase price shall be determined in the Loan Purchase Agreement at a price to be established based upon the origination location and category of such loan. In addition, MVB shall purchase such construction and portfolio loans, at interest rates to be determined by MVB and Intercoastal LLC, at an agreed upon market price.

(f) On or prior to the Closing, MVB and Intercoastal LLC shall enter into a mutually agreeable loan servicing agreement (the "Loan Servicing Agreement").

(g) From the date of this Agreement, there shall not have occurred any Material Adverse Effect on the businesses of PMG or Intercoastal, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be

expected to cause a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any event, occurrence, fact, condition or change that is materially adverse to (i) the business, results of operations, financial condition or assets of PMG or Intercoastal, or (ii) the ability of PMG or Intercoastal to consummate the transactions contemplated hereby.

(h) The financial information provided by MVB and PMG at the time of this Agreement remains true and correct in all material respects as of the Closing Date.

(i) No legal action or claim shall have been commenced against any Party that would be expected to a have a Material Adverse Effect on the businesses of PMG or Intercoastal.

(j) No governmental authority shall have enacted, issued, promulgated, enforced, or entered any order or directive which is in effect which restrains, prohibits, or has the effect of making illegal the transactions contemplated by this Agreement.

(k) PMG has not suffered any liens against its assets, other than those in the ordinary course of its business, and PMG remains solvent and in good standing.

(l) Intercoastal has been converted to Intercoastal LLC and Investment has been admitted as member.

2.2 Intercoastal shall have the right to waive, in whole or in part, all or any of the conditions set forth in Section 2.1 above. If any of said conditions shall not have been satisfied by the time of Closing, then Intercoastal shall have the right and option (i) to terminate this Agreement by giving written notice to PMG and MVB, in which event this Agreement shall be terminated as of the date of such notice and except in the cases of default by a Party, the Parties shall have no further liability or obligation to each other hereunder, or (ii) to proceed to Closing, or (iii) to extend the period for Closing for up to sixty (60) days, and if the conditions have not then been satisfied, Intercoastal shall choose between the options described in clause (i) or clause (ii) above.

2.3 The obligation of PMG and MVB to perform the covenants and obligations to be performed by each on or after the Closing Date shall be subject to satisfaction or waiver of each of the following conditions as of the Closing Date:

(a) The representations and warranties to be made by Intercoastal in this Agreement and the Contribution Agreement shall be true and correct in all material respects on and as of the Closing Date, and the other Parties shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by each Party on or before the Closing Date.

(b) The Parties final approval of only substantive changes to the terms of the Contribution Agreement, Operating Agreement and other transaction documents that have been substantially approved by the Parties as of the date of this Agreement, and the completion of the required schedules to such transaction documents; provided that PMG's and MVB's approval of such substantive changes and schedules shall not to be unreasonably withheld if the schedules are consistent with the most recent balance sheet delivered by the Parties.

(c) Intercoastal and PMG shall have received the necessary regulatory approvals from all applicable governmental authorities to allow a combined entity to operate as a mortgage origination provider in the jurisdictions in which Intercoastal and PMG operate at the time of this Agreement.

(d) MVB shall have approved the Credit Line. The Credit Line shall be governed by a commercial lending agreement between MVB and Intercoastal LLC, which shall (i) provide for a term of no less than five (5) years; (ii) accrue interest at the Fed Funds Rate +200; and (iii) expressly permit the funding of construction loans; provided that, (A) MVB may elect to decrease the available size of the Credit Line after five (5) years; or (B) the board of managers of Intercoastal LLC may unanimously vote to decrease the available amount of the Credit Line if the balance is not necessary for the continued operations of Intercoastal LLC, or if Intercoastal LLC has obtained other funding sources. On or prior to Closing, MVB shall use commercially reasonable efforts to arrange participation from other lenders to provide additional lines of credit to Intercoastal LLC on the same or substantially similar terms as the Credit Line.

(e) On or prior to the Closing, MVB and Intercoastal LLC shall enter into the Loan Purchase Agreement.

(f) On or prior to the Closing, MVB and Intercoastal LLC shall enter into the Loan Servicing Agreement.

(g) From the date of this Agreement, there shall not have occurred any Material Adverse Effect in the businesses of PMG or Intercoastal, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to cause a Material Adverse Effect.

(h) The financial information provided by Intercoastal at the time of this Agreement remain true and correct in all material respects as of the Closing Date.

(i) No legal action or claim shall have been commenced against any Party that would be expected to a have a Material Adverse Effect on the businesses of PMG or Intercoastal.

(j) No governmental authority shall have enacted, issued, promulgated, enforced, or entered any order or directive which is in effect which restrains, prohibits, or has the effect of making illegal the transactions contemplated by this Agreement.

(k) Intercoastal has not suffered any liens against its assets, other than those in the ordinary course of its business, and Intercoastal remains solvent and in good standing.

(l) Intercoastal has been converted to Intercoastal LLC and Investment has been admitted as a member.

2.4 PMG and MVB each shall have the right to waive, in whole or in part, all or any of the conditions set forth in Section 2.3 above. If any of said conditions shall not have been satisfied by the time of Closing, then PMG and MVB each shall have the right and option (i) to terminate this Agreement by giving written notice to Intercoastal, in which event this Agreement shall be terminated as of the date of such notice and except for the default of a Party, the Parties shall have no further liability or obligation to each other hereunder, or (ii) to proceed to Closing, or (iii) to extend the period for Closing for up to sixty (60) days, and if the conditions have not then been satisfied, PMG and MVB shall choose between the options described in clause (i) or clause (ii) above.

3. Closing and Closing Deliveries.

3.1 The execution and delivery of the Contribution Agreement, the Operating Agreement and any other documents contemplated by this Agreement ("Closing") shall occur on such

date following the satisfaction or waiver of the conditions precedent, or other date on which the Parties mutually agree (the "Closing Date"), but in no event later than June 30, 2020, as the same may be extended pursuant to Sections 2.2 or 2.4 (the "Outside Closing Date"). If for any reason Closing has not occurred by the Outside Closing Date, as the same may have been extended pursuant to Sections 2.2 or 2.4, then, unless the Parties have agreed in writing to extend the Closing Date, this Agreement shall terminate on the Outside Closing Date and the Parties shall have no further rights or obligations hereunder.

3.2 At the Closing, the Parties shall execute and deliver the following documents:

(a) Contribution Agreement;

(b) Operating Agreement;

(c) Service Agreements by and among Intercoastal LLC and Ed, Tom, and Pete, in a form acceptable to the Parties;

(d) Subscription Agreements by and among Intercoastal LLC and Ed, Tom, and Pete, in a form acceptable to the Parties;

(e) Loan Purchase Agreement;

(f) Assignment of the Loan Servicing Agreement; and

(e) Such other documents as may be reasonably requested by to effectuate the transactions contemplated hereby or contemplated by the Contribution Agreement, the Operating Agreement or the Service Agreements.

4. Representations and Warranties of PMG. PMG and MVB, jointly and severally, represent and warrant to Intercoastal that the following statements are true and correct as of the Effective Date and it is a condition that the same will be true and correct as of the Closing Date (or as of the date otherwise stated):

4.1 PMG is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

4.2 PMG is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns or operates or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, would not have a material impact on the business.

4.3 PMG is in compliance with all applicable laws; and has historically conducted its business in compliance with all Permits required by applicable laws to conduct its business;

4.4 PMG has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

4.5 the execution of this Agreement by the individual whose signature is set forth at the end of this Agreement and the delivery of this Agreement by PMG have been duly authorized by all necessary corporate action on the part of PMG;

4.6 the execution, delivery, and performance of this Agreement by PMG will not violate, conflict with, require consent under or result in any breach or default under (i) any of PMG's organizational documents; (ii) any applicable law, regulation, rule, court order, or other governmental order; or (iii) except for such required consents to be obtained prior to the Closing, the provisions of any contract or agreement to which PMG is a party or to which any of its material assets are bound;

4.7 PMG has good and valid title to all of its assets;

4.8 the financial information provided to Intercoastal by PMG and MVB fairly presents, in all material respects, the financial condition of PMG at the dates therein indicated and the results of operations of PMG for the periods therein specified in accordance with United States generally accepted accounting principles ("GAAP"), in each case, as applied in the ordinary course of business. The financial records of PMG, all of which PMG has made available to Intercoastal are to the actual knowledge of the individual executing this Agreement on behalf of PMG, true, correct and complete and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. PMG has no liabilities except those which are adequately reflected or reserved against in its most recent balance sheet. Since the date of the most recent balance sheet, there has not occurred any event that has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on PMG.

4.9 all tax returns required to be filed by PMG or MVB have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects. All taxes due and owing by the PMG (whether or not shown on any tax return) have been, or will be, timely paid.

4.10 there is no action of any nature pending or, to the actual knowledge of the individual executing this Agreement on behalf of PMG, threatened against or by PMG or any of its Affiliates. For the purposes of this Agreement, "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. To the actual knowledge of the individual executing this Agreement on behalf of PMG, no event has occurred, or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such action;

4.11 this Agreement has been executed, and delivered by PMG and (assuming due authorization, execution, and delivery by the other Parties) constitutes the legal, valid, and binding obligation of PMG, enforceable against PMG in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity;

4.12 neither MVB, nor any of its Affiliates has any arrangement or agreement with PMG that after the combination will bind Intercoastal, LLC to any agreement that are on terms less than third party market rates, terms and conditions;

4.13 MVB, PMG and their Affiliates are in compliance with all applicable laws administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); to the actual knowledge of the individuals executing this Agreement on behalf of PMG and MVB, neither MVB, PMG, nor any of their Affiliates are currently subject to any U.S. sanctions administered by OFAC;

4.14 none of PMG, MVB or any Affiliate of PMG or MVB is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement, and neither Intercoastal, nor Intercoastal LLC will incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of this Agreement, the transactions contemplated by this Agreement or any act or omission of PMG, MVB or any of their respective employees, officers, directors, stockholders, agents or Affiliates;

4.15 to the actual knowledge of the individuals executing this Agreement on behalf of PMG and MVB, all information, documents and other materials delivered or made available to Intercoastal by or on behalf of PMG or MVB are true, correct and complete in all material respects. MVB and PMG have no knowledge of any fact that could result in a Material Adverse Effect on the operation of Intercoastal LLC after the Closing Date (other than general economic, political or industry conditions); and

4.16 Since December 31, 2019, and except as necessary to prepare for the transactions contemplated by this Agreement, PMG has conducted its business in the ordinary course of business consistent with past practice.

5. Representations and Warranties of Intercoastal. Intercoastal represents and warrants to MVB and PMG that the following statements are true and correct as of the Effective Date and it is a condition that the same will be true and correct as of the Closing Date (or as of the date otherwise stated):

5.1 Intercoastal is a Virginia corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

5.2 Intercoastal is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns or operates or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, would not have a material impact on the business.

5.3 Intercoastal is in compliance with all applicable laws;

5.4 Intercoastal has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

5.5 the execution of this Agreement by the individual on behalf of Intercoastal whose signature is set forth at the end of this Agreement and the delivery of this Agreement by Intercoastal and have been duly authorized by all necessary action on the part of such entities;

5.6 the execution, delivery, and performance of this Agreement by Intercoastal and will not violate, conflict with, require consent under or result in any breach or default under (i) any of Intercoastal's organizational documents; (ii) any applicable law, regulation, rule, court order, or other governmental order; or (iii) except for such required consents to be obtained prior to the Closing, the provisions of any contract or agreement to which Intercoastal is a party or to which any of its material assets are bound;

5.7 Intercoastal has good and valid title to all the assets associated with its mortgage operations;

5.8 the most recent balance sheet provided by Intercoastal to PMG fairly presents, in all material respects, the financial condition of Intercoastal at the dates therein indicated and the results of operations of Intercoastal for the periods therein specified in accordance with United States generally accepted accounting principles ("GAAP"), in each case, as applied in the ordinary course of business. The financial records of Intercoastal, all of which Intercoastal has made available to MVB and PMG, are to the actual knowledge of the individual executing this Agreement on behalf of Intercoastal, true, correct and complete and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Intercoastal has no liabilities except those which are adequately reflected or reserved against in its most recent balance sheet. Since the date of the most recent balance sheet, there has not occurred any event that has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Intercoastal.

5.9 Intercoastal is a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code since the date of its election. All tax returns required to be filed by Intercoastal have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects. All taxes due at the entity level or passed through to the Intercoastal stockholders have been, or will be, timely paid.

5.10 there is no action of any nature pending or, to the actual knowledge of the individual executing this Agreement on behalf of Intercoastal, threatened against or by Intercoastal or any of its Affiliates. To the actual knowledge of the individual executing this Agreement on behalf of Intercoastal, no event has occurred, or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such action;

5.11 this Agreement has been executed, and delivered by Intercoastal (assuming due authorization, execution, and delivery by the other Parties) constitutes the legal, valid, and binding obligation of Intercoastal, enforceable against Intercoastal in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity;

5.12 No stockholder of Intercoastal, nor any Affiliates has any arrangement or agreement with Intercoastal that will bind Intercoastal to any agreement that are on terms less than third party market rates, terms and conditions;

5.13 Intercoastal and its Affiliates are in compliance with all applicable laws administered by OFAC; to the actual knowledge of the individual executing this Agreement on behalf of Intercoastal, nor any of its Affiliates are currently subject to any U.S. sanctions administered by OFAC;

5.14 neither Intercoastal, nor any Affiliate is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement, and MVB and PMG will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of this Agreement, the transactions contemplated by this Agreement or any act or omission Intercoastal or any of its respective employees, officers, directors, stockholders, agents or Affiliates;

5.15 to the actual knowledge of the individual executing this Agreement on behalf of Intercoastal, all information, schedules, documents and other materials delivered or made available to

MVB and PMG by or on behalf of Intercoastal are true, correct and complete in all material respects. Intercoastal has no knowledge of any fact that could result in a Material Adverse Effect on the operation of Intercoastal LLC after the Closing Date (other than general economic, political or industry conditions); and

5.16 Since December 31, 2019, and except as necessary to prepare for the transactions contemplated by this Agreement, Intercoastal has conducted its business in the ordinary course of business consistent with past practice.

6. Entire Agreement; Priority; Waiver.

6.1 This Agreement, and the documents to be delivered at the Closing and set forth in Section 3.2 contain the entire agreement between the Parties. All prior negotiations between the Parties are merged in this Agreement and the documents to be delivered at the Closing and set forth in Section 3.2 and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth, except as expressly provided as binding in the term sheet dated February 7, 2020.

6.2 If there is any conflict between the terms of this Agreement and the documents to be delivered at the Closing and set forth in Section 3.2, the more specific provision in the agreement intended to address the conflicting issue shall govern and control.

6.3 No change or modification of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto. No waiver of any of the provisions of this Agreement or any other agreement referred to herein shall be valid unless in writing and signed by the Party against whom it is sought to be enforced, except that all conditions precedent to settlement shall be deemed to have occurred or have been satisfied by the occurrence of Closing.

7. Covenants.

7.1 Further Assurances. Each Party agrees to furnish upon request to any other Party such further information, to execute and deliver to any other Party such other documents, and to do such other acts and things (including the execution and delivery of such further instruments or documents as may be necessary or convenient to contemplate the transactions contemplated by this Agreement), all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

7.2 After the Effective Date, Intercoastal, PMG and MVB shall use commercially reasonable efforts to obtain any permits and licenses necessary to conduct a mortgage business as Intercoastal LLC, on or before the Closing Date, or after the Closing Date, if any permits and licenses have not been obtained by the Closing Date and are waived as a condition precedent to the Closing.

8. Termination.

8.1 This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of the Parties.

8.2 Either Party may terminate this Agreement in the event that (i) there shall be any law that makes consummation of the contemplated transactions illegal or otherwise prohibited, or (ii) any governmental authority shall have issued an order restraining or enjoining the contemplated transactions, and such order shall have become final and non-appealable.

8.3 Intercoastal, PMG, or MVB may terminate this Agreement at any time prior to the Closing by written notice to the other Parties if:

(a) Such Party providing notice is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by the other Parties pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 2 and such breach, inaccuracy, or failure has not been cured by within ten days of receipt of written notice of such breach from the Party providing notice; or

(b) Any of the conditions set forth in Section 2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 30, 2020, unless such failure shall be due to the failure of the Party providing notice to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing.

9. Miscellaneous.

9.1 Notices. All notices, claims, demands, waivers, or other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand; (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or email of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.1):

If to MVB:
MVB Bank, Inc.
2400 Cranberry Square
Morgantown, West Virginia 26508
Attn: Don Robinson
Telephone: (304) 594-3516
Email: drobinson@mvbbanking.com

If to PMG:
Potomac Mortgage Group, Inc. c/o MVB Bank, Inc.
2400 Cranberry Square
Morgantown, West Virginia 26508
Attn: Don Robinson
Telephone: (304) 594-3516
Email: drobinson@mvbbanking.com

If to Intercoastal:
Intercoastal Mortgage Company, LLC
c/o Van Metre Companies
9900 Main Street, Suite 500
Fairfax, Virginia 22031
Attn: Richard R. Rabil, CEO and Julie van der Vate, CFO
Telephone: (703) 425-2631
Email: RRabil@VanMetreCo.com
JvanderVate@VanMetreCo.com

If to Ed:
H. Edward Dean, III
644 Deerfield Farm Court
Great Falls, Virginia 22066
Telephone: (703) 932-4187
Email: edean@mvbmortgage.com

If to Tom:
Tom Pyne
3701 Maple Hill Road
Fairfax, Virginia 22033
Telephone: (703) 449-6800
Email: Tomp@icmtg.com

If to Pete:
Peter Cameron
2325 N. Quebec Street
Arlington, Virginia 22207
Telephone: (571) 237-6178
Email: PCameron@mvbmortgage.com

9.2 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.3 Specific Performance. Each Party acknowledges that the other Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each Party agrees that the other Parties will be entitled to enforce specifically any provision of this Agreement without being required to post bond or other security, in addition to any other remedy they may have at law or equity.

9.4 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by a Party without the written consent of the other Parties.

9.6 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule.

9.7 WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8 Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Virginia in each case located in the city and county of Fairfax, Virginia, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY. SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MVB Bank, Inc.

By: ______________________
Name:
Title:

Potomac Mortgage Group, Inc.

By: ______________________
Name:
Title:

Intercoastal Mortgage Company

By: ______________________
Name:
Title:

____
Tom Pyne

____
H. Edward Dean, III

____
Peter Cameron